UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2005

Wolverine World Wide, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06024 (Commission File Number)	38-1185150 (IRS Employer Identification No.)

9341 Courtland Drive Rockford, Michigan (Address of Principal Executive Offices)	49351 (Zip Code)

Registrant's telephone number, including area code:  (616) 866-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Definitive Material Agreement.

          On December 16, 2005, the Company issued a Press Release announcing that the Board of Directors had accelerated the vesting of unvested stock options previously awarded to employees and officers of the Company under various stock option plans effective December 13, 2005. As a result of this action, options to purchase approximately one million shares of common stock that otherwise would have vested in 2006, 2007 and 2008 became fully vested.

          The decision to accelerate the vesting of these options, which the Company believes to be in the best interest of its stockholders, was made primarily to reduce non-cash compensation expense that would have been recorded in future periods following the Company's application of Financial Accounting Standards Board Statement No. 123, "Share Based Payment (revised 2004)" ("FAS 123(R)"). The Company will be required to apply the expense recognition provisions of FAS 123(R) beginning in the first quarter of 2006. As a result of this vesting acceleration, the Company expects to reduce its non-cash compensation expense related to these options by approximately $3.3 million (pre-tax) in the aggregate over the Company's 2006, 2007 and 2008 fiscal years, based on estimated value calculations using the Black-Scholes methodology.

          Of the approximately one million options being accelerated, approximately 425,000 options were out-of-the-money (exercise price above current market price). Of the remaining options, approximately 470,000 options would have vested according to their normal terms in February 2006 and/or were issued to employees who currently meet the Company's retirement criteria and who would have been fully vested in the options in the event that they left the Company. The remaining approximately 105,000 options would have vested in 2007 and 2008 according to their normal vesting schedules.

          For additional information, please see the press release attached as Exhibit 99.1 to this Form 8-K, which is here incorporated by reference.

Item 7.01	Regulation FD Disclosure.

                    On December 16, 2005, Wolverine World Wide, Inc. issued the press release attached as Exhibit 99.1 to this Form 8-K, which is here incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:
	99.1	Press Release dated December 16, 2005.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2005	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Stephen L. Gulis, Jr.
Stephen L. Gulis, Jr. Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated December 16, 2005.